Aaron Stein
CERTIFIED PUBLIC ACCOUNTANT
          981 ALLEN LANE
             P.O. BOX 406
WOODMERE, NEW YORK 11598
         516-569-0520




INDEPENDENT AUDITORS' CONSENT




To the Board of Directors and Stockholders' of Universal Bio-Medical Enterprises, Inc.



I consent to the use in this Registration Statement of Universal Bio-Medical Enterprises, Inc. on Form 10SB of my report dated November 6, 2000, appearing in the General Form for
Registration of Securities of Small Business Issuers, which is part of this Registration Statement.

I also consent to the reference to me under the headings
"Selected Financial Data " and "Experts" in such General form Registration of Securities of Small Business Issuers.




Aaron Stein


November 6, 2000

UNIVERSAL BIO-MEDICAL ENTERPRISES, INC.
& SUBSIDIARY

FINANCIAL STATEMENTS

Years ended September 30, 2000 and 1999

UNIVERSAL BIO-MEDICAL ENTERPRISES, INC.
& SUBSIDIARY



TABLE OF CONTENTS


                                                                      Page
REPORT OF INDEPENDENT ACCOUNTANT   1

FINANCIAL STATEMENTS

     Balance Sheet                                                     2
     Statement of Operations                                   3
     Statement of Stockholders' Deficit                  4
     Statement of Cash Flows                                 5
     Notes to Financial Statements                        6-7
Aaron Stein
CERTIFIED PUBLIC ACCOUNTANT
          981 ALLEN LANE
             P.O. BOX 406
WOODMERE, NEW YORK 11598
           516-569-0520


INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Stockholders of Universal Bio-Medical Enterprises, Inc. & Subsidiary


I have audited the accompanying balance sheet of Universal Bio-Medical Enterprises, Inc. & Subsidiary as of September 30, 2000, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with generally accepted auditing standards. Those standards require that I plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.
In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Universal Bio-Medical Enterprises, Inc & Subsidiary as of September 30, 2000, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

The 1999 financial statements were reviewed by me, and my report thereon, dated November 6, 2000, stated I was not aware of any material modifications that should be made to those statements for them to be in conformity with generally accepted accounting principles. However, a review is substantially less in scope than an audit and does not provide a basis for the expression of an opinion on the financial statements taken as a whole.

Aaron Stein
Woodmere, New York
November 6, 2000

UNIVERSAL BIO-MEDICAL ENTERPRISES, INC. & SUBSIDIARY
116:
BALANCE SHEET

September 30, 2000

ASSETS

CURRENT ASSETS
 cash and cash equivalents                         $210
                                                                        48,145
                                                                      201,509
                                                                           5,107

   Total current assets                               254,971

PROPERTY AND EQUIPMENT, net       148,366

                                                                    $403,337

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES

 Accounts payable and accrued expenses            $328,212
 Accrued payroll and related taxes                               68,784
 Loan payable - Stockholders                                     235,884


 Total current liabilities                                            632,880

STOCKHOLDERS' DEFICIT

     Common stock, no par value, $.001 stated value
          10,000,000 shares authorized,
         55,000 issued and outstanding                   2,155
Aditional paid-in capital                                      213,345
Accumulated deficit                                           (445,043)
153:
                                                                     (229,543)

                                                     $403,337

                  See accompanying notes to financial statements
                                                   Page 2

UNIVERSAL BIO-MEDICAL ENTERPRISES, INC. & SUBSIDIARY
STATEMENT OF OPERATIONS

Years ended September 30,  2000      1999
(1999 Unaudited)

REVENUES EARNED                               $238,365       $376,297


COST OF REVENUES EARNED               114,288        170,203


                    GROSS PROFIT                         124,077        206,094

GENERAL AND ADMINISTRATIVE
                                                     387,214        366,958


OPERATING LOSS                                         (263,137)      (160,864)


OTHER INCOME (EXPENSES)
 Interest income     -
 Interest expense                                       1,329         14,128


                                                           1,329         14,128

LOSS BEFORE PROVISION FOR INCOME TAXES (264,466)    (174,992)

INCOME TAX EXPENSE                                           -              -

                                               $(264,466)     $(174,992)

LOSS PER SHARE
   Basic                                                 $(0.123)       $(0.081)

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
      Basic                                           2,155,000      2,155,000

     See accompanying notes to financial statements


                 3

UNIVERSAL BIO-MEDICAL ENTERPRISES, INC. & SUBSIDIARY

STATEMENT OF STOCKHOLDERS' DEFICIT

For the year ended September 30, 2000



        Additional
  Common Stock   Paid-In   Retained
                    Shares   Amount  Capital   Earnings   Total

Balance, September 30, 1999
                    2,155,000   $2,155  $213,345 $(180,577)    34,923
Net loss                                               (264,466)  (264,466)

Balance, September 30, 2000
                   2,155,000   $2,155  $213,345 $(445,043) $(229,543)






















See accompanying notes to financial statements






UNIVERSAL BIO-MEDICAL ENTERPRISES, INC. & SUBSIDIARY
STATEMENT OF CASH FLOWS

For the year ended September 30, 2000


CASH FLOWS FROM OPERATING ACTIVITIES

     Net loss                                                        $(264,466)
     Adjustments to reconcile net loss to net
     cash used by operating activities:
     Depreciation and amortization                          9,600
            Changes in assets and liabilities:
             Accounts receivables                               (12,946)
             Inventory                                                 (14,830)
            Other assets                                              2,317
             Accounts payable and accrued expenses        199,456
             Loan payable - Stockholders               76,076

                          Net cash used in operating activities      (4,793)


CASH AND CASH EQUIVALENTS, Beginning                  5,003

CASH AND CASH EQUIVALENTS, Ending                  $210



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

     Interest paid                                             $1,329


     Income taxes paid                                  $-






See accompanying notes to financial statements

                                               5
UNIVERSAL BIO-MEDICAL ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS



NOTE 1   ORGANIZATION, NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING
POLICIES

Organization

Universal Bio-Medical Enterprises, Inc. (the Company) was originally incorporated in Florida asCypro Products, Inc. on April 14, 1997. On April 17, 1998 the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its corporate name to Cypro Environmental Group, Inc. On August 30, 1999 the Company filed a Certificate of Amendment to its Certificate of Incorporation changing its corporate name to Universal Bio-Medical Enterprises, Inc.
The capital structure of the corporation continues to be an authorization of 10,000,000 shares of common stock having no par value.

The Company's only operations are through its wholly owned subsidiary, which was acquired on May 6, 1998. Bio-Analytic Laboratories, Inc. (Bio)

Nature of Operations

The Company was organized primarily to serve as a holding company that would engage in the acquisition of independent businesses involved in the development, manufacturing and marketing of cost sensitive products and services that enhance the quality of human life.

Significant Accounting Policies

Principles of Consolidation
The consolidated financial statements include the accounts of Universal Bio-Medical Enterprises, Inc. and its wholly owned subsidiary, Bio-Analytic Laboratories, Inc. All significant intercompany accounts and transactions have been eliminated in the consolidation of the

Use of Estimates in Financial Statements Management uses estimates and assumptions in preparing these financial statements in accordance with generally accepted accounting principles.
Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used.
 UNIVERSAL BIO-MEDICAL ENTERPRISES, INC.
NOTES TO FINANCIAL STATEMENTS

Cash and Cash Equivalents   For purposes of reporting cash flows,
the Company considers all cash accounts, which are not subject to withdrawal restrictions or penalties, as cash and cash equivalents in the accompanying balance sheet.

Fixed Assets   For assets sold or otherwise disposed of,
the cost and related accumulated depreciation are removed from the accounts and any related gain or loss is reflected in income for the period. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Income Taxes   The Company accounts for income
taxes under Statement of Financial Accounting Standard 109, Accounting for Income Taxes. Statement 109 requires the Company to account for income taxes under an asset and liability method that recognizes deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the tax and financial reporting basis of certain assets and liabilities.

Earnings Per Common Share   Basic loss per common share
is computed using the weighted average number of common shares outstanding during the year.































































































































Comprehensive Income   The Financial Accounting Standards Board
has issued FASB Statement No. 130 Reporting Comprehensive Income effective for fiscal years beginning after December 31, 1997. Since the Company has no items of "other comprehensive income" for the year ended
September 30, 2000 Statement No. 130 does not apply for this year.

Inventories   Inventories are stated at the lower of cost
(first-in, first- out method)

NOTE 2   ACQUISITION OF SUBSIDIARY

On May 6, 1998 the Company entered into an agreement with Eutro Group Holding, Inc. under which Bio-Analytic Laboratories, Inc. (Bio) became a wholly owned subsidiary of Universal Bio-Medical Enterprises, Inc. Bio is a 28-year old manufacturer of reagents for some of the more popular chemistry analyzers used in clinical laboratories. Additionally, Bio is currently developing cost effective analytical systems for the global health care market. The current years decrease in revenue is in part due to upgrading its product line and establishing new products.